 EXHIBIT 16

Letter re change in certifying accountant

January 21, 2020

U.S. Securities and Exchange Commission
100 F Street, NE
Washington DC 20549

Commissioners:

We have read the statements under Item 4.01 of the Current Report on Form 8-K of Altex Industries, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission on or about January 21, 2020. We agree with the statements concerning our Firm in such Form 8-K.

/s/ Thayer O’ Neal Company LLC

Sugar Land, Texas